UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2010

CKX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue	10022
New York, New York	(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if

 Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                    Other Events.

            In response to a request from Robert F.X. Sillerman, on July 13, 2010 the Company and Mellon Investor Services LLC as Rights Agent entered into an Amendment to the Rights Plan, dated as of June 24, 2010, between the Company and the Rights Agent. The Amendment amends Section 1(d) of the Rights Plan to provide that a person (the “Potential Acquiring Party”) shall not be deemed the beneficial owner of, or to beneficially own, securities held by any other person (the “Agreeing Party”) solely because of an agreement, arrangement or understanding between the Potential Acquiring Party and the Agreeing Party that the Agreeing Party (a) will not tender or otherwise sell shares of common stock of the Company in an offer made by the Potential Acquiring Party pursuant to Regulation 14D or Rule 13e-4 under the Securities Exchange Act and/or (b) agrees to commit persons to whom the Agreeing Party transfers shares of common stock of the Company not to tender or otherwise sell such shares in an offer by the Potential Acquiring Party made pursuant to Regulation 14D or Rule 13e-4 under the Securities Exchange Act; nor shall the Agreeing Party be deemed to be the beneficial owner of, or to beneficially own, securities held by the Potential Acquiring Person solely as a result of any such agreement, arrangement or understanding.

            The Amendment is attached hereto as an exhibit and is incorporated herein by reference.  The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01.       Financial Statements, Pro Forma Financial Information and Exhibits

(a)        Financial statements of businesses acquired.

                        Not applicable.

(b)               Pro forma financial information.

                        Not applicable.

            (c)        Exhibits.          The following exhibits are filed as part of this report:

4.1                     Amendment No. 1, dated as July 13, 2010, to the Rights Agreement, dated as of June 24, 2010, between CKx, Inc. and Mellon Investor Services LLC.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, Inc.
By:	/s/ Jason K. Horowitz
Name:	Jason K. Horowitz
Title:	Senior Vice President

DATE: July 13, 2010

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amendment No. 1, dated as July 13, 2010, to the Rights Agreement, dated as of June 24, 2010, between CKx, Inc. and Mellon Investor Services LLC.